UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Information Required in Proxy Statement

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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REPLIGEN CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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REPLIGEN CORPORATION

Notice of Annual Meeting of Stockholders

September 9, 2010

To the Stockholders:

The Annual Meeting of our Stockholders will be held on Thursday, September 9, 2010 at 10:00 a.m. at Repligen Corporation, 41 Seyon Street, Building #1, Suite 100, Waltham, Massachusetts 02453 for the following purposes:

1.	To elect seven Directors, nominated by the Board of Directors, as more fully described in the accompanying Proxy Statement;

2.	To ratify the selection of Ernst & Young LLP as independent registered public accountants for fiscal year 2011; and

3.	To consider and act upon any other business which may properly come before the meeting.

The Board of Directors has fixed the record date for the meeting as the close of business on July 15, 2010. All stockholders of record on that date are entitled to notice of and to vote at the meeting.

Whether or not you plan to attend the meeting in person, please complete, sign, date and return the enclosed proxy in the postage-paid, return-addressed envelope provided. If shares are held in a bank or brokerage account, you may be eligible to vote electronically or by telephone. Please refer to the enclosed voting instructions. Your cooperation in giving this matter your immediate attention and in returning your proxies will be appreciated.

By Order of the Board of Directors

William J. Kelly
Secretary

Waltham, Massachusetts

August 4, 2010

REPLIGEN CORPORATION

PROXY STATEMENT

i

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Repligen Corporation (“Repligen” or the “Company”) for use at the Annual Meeting of Stockholders to be held on Thursday, September 9, 2010 at the time and place set forth in the Notice of Annual Meeting, and at any adjournments or postponements thereof (the “Annual Meeting” or the “Meeting”).

Repligen’s Annual Report to Stockholders, containing financial statements for the fiscal year ended March 31, 2010, is being provided together with this proxy statement to all stockholders entitled to vote at the Meeting. It is anticipated that this proxy statement and the accompanying proxy will be first sent or given to stockholders on or about August 4, 2010.

Voting

Stockholders may vote in person or by proxy by completing, signing, dating and returning the accompanying proxy card or by voting by telephone or via the internet in accordance with the instructions listed on the proxy card. Execution of a proxy will not in any way affect a stockholder’s right to attend the Annual Meeting and vote in person.

Any proxy given pursuant to this solicitation may be revoked by the person giving it any time before the taking of the vote at the Annual Meeting. Proxies may be revoked by: (1) giving written notice of revocation to the Secretary of Repligen at any time before the taking of the vote at the Annual Meeting; (2) duly executing a later-dated proxy relating to the same shares and delivering it to the Secretary of Repligen or by telephone or the internet, in accordance with the instructions listed on the proxy card, before the taking of the vote at the Annual Meeting; or (3) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). For those stockholders who submit a proxy by telephone or the internet, the date on which the proxy is submitted in accordance with the instructions listed on the proxy card is the date of the proxy. Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Repligen Corporation, Attention: Secretary, 41 Seyon Street, Building #1, Suite 100, Waltham, Massachusetts 02453, at or before the taking of the vote at the Annual Meeting.

Each of the persons named as attorneys in the proxies is a director, officer and/or employee of Repligen. All properly executed proxies returned in time to be counted at the Annual Meeting will be voted as stated below under the heading “Voting Procedures.” Any stockholder submitting a proxy has the right to withhold authority to vote for any individual nominee to the Board by writing that nominee’s number on the space provided on the proxy card, checking the box next to the name of such individual if voting by proxy via the internet or, if using the telephone to vote by proxy, by following the verbal instructions for entering the two digit number appearing on the proxy card immediately before the name of such individual. Where a choice has been specified on the proxy with respect to a matter, the shares represented by the proxy will be voted in accordance with the specifications and will be voted FOR if no specification is indicated, as permitted by applicable regulations and by Repligen’s corporate documents.

Other than the election of directors and the ratification of Ernst & Young LLP, the Board knows of no other matters to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on September 9, 2010

The Notice, Proxy Statement and Annual Report to Stockholders are available at www.proxyvote.com.

Voting Procedures

The representation, in person or by proxy, of at least a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business. Shares represented by proxies pursuant to which votes have been withheld from any nominee for director, or which contain one or more abstentions or broker “non-votes,” are counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting. A “non-vote” occurs when a broker or other nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker does not have discretionary voting power and has not received instructions from the beneficial owner.

Election of Directors. Directors are elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting. The seven nominees who receive the highest number of affirmative votes of the shares present or represented and voting on the election of directors at the Annual Meeting will be elected to the Board. Shares present or represented and not so marked as to withhold authority to vote for a particular nominee will be voted in favor of a particular nominee and will be counted toward such nominee’s achievement of a plurality. Shares present at the meeting or represented by proxy where the stockholder properly withholds authority to vote for such nominee in accordance with the proxy instructions and broker “non-votes” will not be counted toward such nominee’s achievement of plurality.

Ratification of Independent Accountants. The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2011, an affirmative vote of a majority of the shares present, in person or represented by proxy, and voting on such matter is required for approval. Shares voted to abstain are included in the number of shares present or represented and voting. Shares subject to broker “non-votes” are considered to be not entitled to vote for the particular matter and have the practical effect of reducing the number of affirmative votes required to achieve a majority by reducing the total number of shares from which the majority is calculated.

Other Matters. The Board knows of no other matters to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, the affirmative vote of the majority of shares present, in person or represented by proxy, and voting on that matter is required for approval. Shares voted to abstain are included in the number of shares present or represented and voting on each matter. Shares subject to broker “non-votes” are considered to be not entitled to vote for the particular matter and have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

Solicitation of Proxies

The cost of solicitation will be borne by Repligen, and in addition to directly soliciting stockholders by mail, Repligen may request banks and brokers to solicit their customers who have stock of Repligen registered in the name of the nominee and, if so, will reimburse such banks and brokers for their reasonable out-of-pocket costs. Solicitation by officers and employees of Repligen may also be made of some stockholders in person or by mail or telephone following the original solicitation. Repligen may, if appropriate, retain any independent proxy solicitation firm to assist Repligen in soliciting proxies. If Repligen does retain a proxy solicitation firm, Repligen would pay such firm’s customary fees and expenses.

Record Date and Voting Securities

Only stockholders of record as of July 15, 2010 (the “Record Date”) are entitled to notice of and to vote at the Meeting and any adjournments or postponements thereof. As of the Record Date, the Company had 30,773,907 shares of common stock with a par value of $0.01 (“Common Stock”) outstanding and entitled to vote. Each outstanding share of Common Stock entitles the record holder to one vote.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of shares of Repligen’s Common Stock as of July 15, 2010: (i) by each person who is known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock; (ii) by each director or nominee of the Company; (iii) by each present or former executive officer of the Company named in the Summary Compensation Table set forth below under “Director and Executive Compensation” and (iv) by all directors and executive officers of Repligen as a group. The business address of each director and executive officer is Repligen Corporation, 41 Seyon Street, Building #1, Suite 100, Waltham, Massachusetts 02453.

Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class (2)
Federated Investors, Inc. (3)	3,671,700	11.9%
Ronald L. Chez (4)	2,257,048	7.3%
BVF Inc. (5)	1,810,535	5.9%
Walter C. Herlihy (6)	757,203	2.5%
Alexander Rich, M.D. (7)	531,500	1.7%
James R. Rusche (8)	278,874	*
Thomas F. Ryan, Jr. (9)	207,000	*
Karen A. Dawes (10)	116,000	*
Daniel P. Witt (11)	114,700	*
Alfred L. Goldberg, Ph.D. (12)	56,000	*
Earl Webb Henry, M.D. (12)	56,000	*
William J. Kelly (13)	45,000	*
Glenn L. Cooper, M.D. (14)	8,000	*
All directors, nominees and executive officers as a group (10 persons) (15)	2,170,277	7.1%

*	Less than one percent
(1)	Beneficial ownership, as such term is used herein, is determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”), and includes voting and/or investment power with respect to shares of Common Stock of Repligen. Unless otherwise indicated, the named person possesses sole voting and investment power with respect to the shares. The shares shown include shares that such person has the right to acquire within 60 days of July 15, 2010.
(2)	Percentages of ownership are based upon 30,773,907 shares of Common Stock issued and outstanding as of July 15, 2010. Shares of Common Stock that may be acquired pursuant to options that are exercisable within 60 days of July 15, 2010 are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for the percentage ownership of any other person.
(3)	Based solely on a Schedule 13G/A filed on February 11, 2010 (“Amendment No. 1”). Federated Investors, Inc. (the “Parent”) is the parent holding company of Federated Equity Management Company of Pennsylvania and Federated Global Investment Management Corp. (the “Investment Advisers”), which act as investment advisers to registered investment companies and separate accounts that own shares of the Common Stock (the “Reported Securities’). The Investment Advisers are wholly owned subsidiaries of FII Holdings, Inc., which is wholly owned subsidiary of the Parent. All of the Parent’s outstanding voting stock is held in the Voting Shares Irrevocable Trust (the “Trust”) for which John F. Donahue, Rhodora J. Donahue and J. Christopher Donahue act as trustees (collectively, the “Trustees”). Based solely on Amendment No. 1, the Parent and the Trust each have sole voting and dispositive power with respect to the shares and each of the Trustees has shared voting and dispositive power with respect to the shares. Federated Investors, Inc.’s business address is Federated Investors Tower, Pittsburgh, PA 15222-3779.
(4)	Based solely on a Schedule 13D/A filed on October 21, 2008. Mr. Chez’s business address is 1524 N. Astor Street, Chicago, Illinois 60610.

(5)	Shares owned is based solely on a Form 13F filed on May 17, 2010 by BVF Inc. Based solely on a Schedule 13G/A filed on February 12, 2010, pursuant to the operating agreement of BVF Investments, L.L.C. (“BVFLLC”), BVF Partners L.P. (“Partners”) is authorized, among other things, to invest the contributed capital of Samana Capital, L.P., the majority member of BVFLLC, in the shares of Common Stock and other securities and to vote, exercise or convert and dispose of such securities and is entitled to receive fees based on assets under management and, subject to certain exceptions, allocations based on realized and unrealized gains on such assets. Partners and BVF Inc. share voting and dispositive power over shares of the Common Stock beneficially owned by Biotechnology Value Fund, L.P., Biotechnology Value Fund II, L.P., BVFLLC and those owned by Investment 10, L.L.C., on whose behalf Partners acts as an investment manager and, accordingly, Partners and BVF Inc. have beneficial ownership of all of the shares of the Common Stock owned by such parties. Mr. Lampert is the owner, sole director and an officer of BVF Inc. The business address of BVF Inc. is 900 North Michigan Avenue, Suite 1100, Chicago, Illinois 60611.
(6)	Includes 305,000 shares issuable pursuant to stock options which are exercisable within 60 days of July 15, 2010.
(7)	Includes 60,000 shares held by Dr. Rich’s spouse. Includes 90,000 shares issuable pursuant to stock options which are exercisable within 60 days of July 15, 2010.
(8)	Includes 33,000 shares held in a Uniform Trusts for Minors account by Dr. Rusche for his children who share Dr. Rusche’s household, as to which he disclaims beneficial ownership. Includes 145,000 shares issuable pursuant to stock options which are exercisable within 60 days of July 15, 2010.
(9)	Includes 1,000 shares held in a Uniform Gifts to Minors Account on behalf of Mr. Ryan’s grandson, and 12,000 on behalf of his daughter. Mr. Ryan disclaims beneficial ownership as to the shares held on behalf of his grandson and his daughter. Includes 144,000 shares issuable pursuant to stock options which are exercisable within 60 days of July 15, 2010.
(10)	Includes 114,000 shares issuable pursuant to stock options which are exercisable within 60 days of July 15, 2010.
(11)	Includes 72,500 shares issuable pursuant to stock options which are exercisable within 60 days of July 15, 2010.
(12)	Includes 56,000 shares issuable pursuant to stock options which are exercisable within 60 days of July 15, 2010.
(13)	Includes 40,000 shares issuable pursuant to stock options which are exercisable within 60 days of July 15, 2010.
(14)	Includes 8,000 shares issuable pursuant to stock options which are exercisable within 60 days of July 15, 2010.
(15)	Includes 990,500 shares issuable pursuant to stock options which are exercisable within 60 days of July 15, 2010.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires Repligen’s directors, officers, and holders of more than ten percent of Repligen’s Common Stock (collectively, “Reporting Persons”), to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock of Repligen. Such Reporting Persons are required by SEC regulation to furnish Repligen with copies of all Section 16(a) reports they file. Based on its review of the copies of such filings received by it with respect to the fiscal year ended March 31, 2010, the Company believes that all required persons complied with all Section 16(a) filing requirements, except for the following: The Company did not timely file a Form 4 with respect to one transaction on behalf of each of Ms. Dawes, Drs. Goldberg and Henry, and Mr. Ryan.

ITEM 1

ELECTION OF DIRECTORS

There are seven nominees for director, all of whom are current directors of Repligen. Each candidate has been re-nominated by the Nominating and Corporate Governance Committee for election. The directors of the Company will be elected to hold office until the 2011 Annual Meeting of Stockholders and until their successors have been duly elected and qualified, or until their earlier death, resignation or removal.

Nominee’s Name	Year First Elected Director	Position(s) with the Company
Glenn L. Cooper, M.D.	2009	Director
Karen A. Dawes	2005	Director
Alfred L. Goldberg, Ph.D.	2008	Director
Earl Webb Henry, M.D.	2007	Director
Walter C. Herlihy, Ph.D.	1996	President, Chief Executive Officer and Director
Alexander Rich, M.D.	1981	Director, Chairman of the Board
Thomas F. Ryan, Jr.	2003	Director

Shares represented by all proxies received by the Board and not marked or voted so as to withhold authority to vote for any individual director or for any group of directors will be voted (unless one or more nominees are unable or unwilling to serve) for the election of the nominees named above. Proxies may not be voted for a greater number of persons than the number of nominees named. The Board knows of no reason why any nominee should be unable or unwilling to serve, but if any nominee should be unable or unwilling to serve, proxies will be voted or withheld in accordance with the judgment of the persons named as attorneys in the proxies with respect to the directorship for which that nominee was unable or unwilling to serve.

Proposal 1 relates solely to the election of seven directors nominated by the Company and does not include any other matters relating to the election of directors, including without limitation, the election of directors nominated by any stockholders of the Company.

The Board of Directors unanimously recommends a vote FOR each of the nominees for election as Directors of the Company. If authorized proxies are submitted without specifying an affirmative or negative vote on any proposal, the shares represented by such proxies will be voted in favor of the Board of Directors’ recommendations.

OCCUPATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

Repligen’s executive officers are appointed on an annual basis by, and serve at the discretion of, the Board. Each executive officer is a full-time employee of Repligen. The directors, nominees and executive officers of Repligen are as follows:

Name	Age	Positions
Walter C. Herlihy, Ph.D. (4)	58	President, Chief Executive Officer and Director
William J. Kelly	39	Chief Financial Officer
James R. Rusche, Ph.D.	56	Senior Vice President, Research and Development
Daniel P. Witt, Ph.D.	63	Vice President, Operations
Glenn L. Cooper, M.D. (2)(3)	57	Director
Karen A. Dawes (1)(2)(3)	58	Director
Alfred L. Goldberg, Ph.D. (3)(4)	67	Director
Earl Webb Henry, M.D. (1)(3)(4)	63	Director
Alexander Rich, M.D. (1)(3)(4)	85	Director, Chairman of the Board
Thomas F. Ryan, Jr. (2)(3)	69	Director

(1)	Member of the Compensation Committee
(2)	Member of the Audit Committee
(3)	Member of the Nominating and Corporate Governance Committee
(4)	Member of the Science and Technology Committee

BIOGRAPHICAL INFORMATION

The following paragraphs provide information about our directors and executive officers. The information presented includes information about each of our director’s specific experience, qualifications, attributes and skills that led our board of directors to the conclusion that he or she should serve as a director.

Walter C. Herlihy, Ph.D. joined Repligen in March 1996 as President, Chief Executive Officer and Director in connection with Repligen’s merger with Glycan Pharmaceuticals, Inc. From July 1993 to March 1996, Dr. Herlihy was the President and CEO of Glycan Pharmaceuticals, Inc. From October 1981 to June 1993, he held numerous research positions at Repligen, most recently as Senior Vice President, Research and Development. Dr. Herlihy holds an A.B. in chemistry from Cornell University and a Ph.D. in chemistry from MIT.

William J. Kelly joined Repligen in March 2008 as Vice President, Finance and Administration and currently serves as Chief Financial Officer. Prior to joining Repligen, Mr. Kelly worked for Haemonetics Corporation, a medical device manufacturer, where he held the positions of Corporate Controller from 2005 to 2008 and Assistant Corporate Controller from 2001 to 2005. From 2000 to 2001, Mr. Kelly was Corporate Controller for SiteScape Corporation. Mr. Kelly is a Certified Public Accountant and previously worked for Deloitte and Touche LLP, most recently as audit manager, as well as Ernst & Young LLP. Mr. Kelly holds a B.A. in psychology from the College of the Holy Cross and an MS/MBA from Northeastern University.

James R. Rusche, Ph.D. joined Repligen in March 1996 as Vice President, Research and Development in connection with Repligen’s merger with Glycan Pharmaceuticals, Inc. In 2001, Dr. Rusche became Senior Vice President, Research and Development. From July 1994 to March 1996, Dr. Rusche was Vice President, Research and Development of Glycan Pharmaceuticals, Inc. From February 1985 to June 1994, he held numerous research positions at Repligen, most recently as Vice President, Discovery Research. Dr. Rusche holds a B.S. in microbiology from the University of Wisconsin, LaCrosse and a Ph.D. in immunology from the University of Florida.

Daniel P. Witt, Ph.D. joined Repligen in March 1996 as Vice President, Business Development in connection with Repligen’s merger with Glycan Pharmaceuticals, Inc. In 2006, Dr. Witt became Vice President, Operations. From October 1993 to March 1996, Dr. Witt was Vice President, Business Development of Glycan Pharmaceuticals, Inc. From April 1983 to September 1993, he held numerous research positions at Repligen, most recently as Vice President, Technology Acquisition. Dr. Witt holds a B.A. in chemistry from Gettysburg College and a Ph.D. in biochemistry from the University of Vermont.

Glenn L. Cooper, M.D. has served as a Director of Repligen since August 2009 and is currently a private investor. Dr. Cooper served as the Chairman and Chief Executive Officer of Indevus Pharmaceuticals, Inc., a specialty pharmaceutical company focused on urology and endocrinology, from 2000 to 2009 and as Chief Executive Officer and Director from 1993 to 2000. Prior to joining Indevus in 1993, Dr. Cooper held numerous executive level positions including President and Chief Executive Officer of Progenitor, Inc., Executive Vice President and Chief Operating Officer of Sphinx Pharmaceuticals Corporation, and various clinical and regulatory positions with Eli Lilly and Company. Dr. Cooper has participated in the development, approval and commercialization of numerous drugs including Prozac®, Axid®, Lorabid®, Ceclor®, SANCTURA®, SANCTURA XR®, Supprelin-LA® and Vantas®. Dr. Cooper received an M.D. from Tufts University School of Medicine, performed his postdoctoral training in Internal Medicine and Infectious Diseases at the New England Deaconess Hospital and the Massachusetts General Hospital and received a B.A. from Harvard College. Dr. Cooper also serves as a Director of Gentium SpA and as a Director of Coronado BioSciences, Inc.

Karen A. Dawes has served as a Director of Repligen since September 2005. She is currently President of Knowledgeable Decisions, LLC, a management consulting firm. Ms. Dawes served from 1999 to 2003 as Senior Vice President and U.S. Business Group Head for Bayer Corporation’s U.S. Pharmaceuticals Group. Prior to joining Bayer, she was Senior Vice President, Global Strategic Marketing, at Wyeth, a pharmaceutical company (formerly known as American Home Products), where she held responsibility for worldwide strategic marketing. Ms. Dawes also served as Vice President, Commercial Operations for Genetics Institute, Inc., which was acquired by Wyeth in January 1997, designing and implementing that company’s initial commercialization strategy to launch BeneFIX® and Neumega®. Ms. Dawes began her pharmaceuticals industry career at Pfizer,

Inc. where, from 1984 to 1994, she held a number of positions in Marketing, serving most recently as Vice President, Marketing of the Pratt Division. At Pfizer, she directed launches of Glucotrol®/Glucotrol XL®, Zoloft®, and Cardura®. Ms. Dawes also serves as a Director of Depomed, Inc.

Alfred L. Goldberg, Ph.D. has served as a Director of Repligen since July 2008. Dr. Goldberg is currently a Professor of Cell Biology at Harvard Medical School. Dr. Goldberg has been associated with Harvard University during his entire academic career. He was appointed an Assistant Professor of Physiology at Harvard Medical School in 1969 and Dr. Goldberg has been a Professor at Harvard Medical School since 1977. Dr. Goldberg has served as a consultant to many biotechnology and pharmaceutical companies and served on Scientific Advisory Boards of numerous foundations (including the Michael J. Fox Foundation and the Gladstone Foundation of the University of California) and biotechnology companies (including Biogen, ArQule, Elan and ProScript). Dr. Goldberg earned an A.B. from Harvard College in 1963, was a Churchill Scholar at Cambridge University and after studying at Harvard Medical School, earned his Ph.D. from Harvard University in 1968. He is internationally recognized for his multiple discoveries relating to protein degradation in cells and especially relating to the physiological functions and mechanisms of the ubiquitin-proteasome pathway. These discoveries provided the basis for the development of proteasome inhibitors which are widely used in cancer cachexia. Dr. Goldberg is a member of the Institute of Medicine of the National Academy of Sciences and American Academy of Arts and Sciences.

Earl Webb Henry, M.D. has served as a Director of Repligen since December 2007. Dr. Henry is currently Chief Medical Officer for inVentiv Clinical Solutions, effective March 2009. From 2004 to 2009, Dr. Henry was Senior Vice President, Medical Affairs for inVentiv Clinical Solutions. From 2001 to 2004, Dr. Henry served as the Medical Director for HHI Clinical Research and Statistical Services, LLC until it was acquired by inVentiv Health, Inc. in 2004. Other positions held by Dr. Henry include Senior Vice President and Head, Worldwide Clinical Research and Regulatory Affairs for Cephalon, Inc., Vice President, Clinical Research for Guilford Pharmaceuticals Inc., Global Head of Central Nervous System Therapeutic Area for Sandoz Research Institute, and Senior Associate Director of Clinical Research for Pfizer Central Research. Dr. Henry holds a B.S. in Chemistry from the University of Illinois and an M.D. from the University of Chicago and completed his residency and fellowship at Harvard Medical School in neurology and neuropathology.

Alexander Rich, M.D., Co-Founder and Chairman of the Board of Repligen, has been on the faculty of MIT since 1958 and is the Sedgwick Professor of Biophysics. Internationally recognized for his contributions to the molecular biology of nucleic acids, he has determined their three-dimensional structure and has investigated their activity in biological systems. He is widely known for his work in elucidating the three-dimensional structure of transfer RNA, which is a component of the protein synthesizing mechanism, and for his discovery of a novel, left-handed form of DNA. He is a member of the National Academy of Sciences, the American Philosophical Society, the Pontifical Academy of Sciences, Rome, and a foreign member of the French Academy of Sciences, Paris. Dr. Rich has served as a Director of Repligen since May 1981. He also serves as a Director of Alkermes, Inc. and as a Director of Profectus Biosciences, Inc.

Thomas F. Ryan Jr. has served as a Director of Repligen since September 2003 and is currently a private investor. Mr. Ryan served as the President and Chief Operating Officer of the American Stock Exchange from October 1995 to April 1999. Prior to 1995, he held a variety of positions at the investment banking firm of Kidder, Peabody & Co., Inc., serving as the firm’s Chairman in 1995. He holds a bachelor’s degree from Boston College and is a graduate of the Boston Latin School. Mr. Ryan is a Director for the New York State Independent System Operator, a Director for Mellon Asset Management Mutual Funds Board and a Trustee for Boston College.

CERTAIN RELATIONSHIPS AND RELATED PERSONS TRANSACTIONS

No family relationship exists among the officers and directors of Repligen. The Audit Committee conducts an appropriate review of all related party transactions for potential conflict of interest situations on an ongoing basis, and the approval of the Audit Committee is required for all such transactions. The term “related party transactions” shall refer to transactions required to be disclosed by the Company pursuant to Item 404 of Regulation S-K promulgated by the United States Securities and Exchange Commission (“SEC”). There were no related party transactions during fiscal year 2010.

CORPORATE GOVERNANCE AND BOARD MATTERS

Independence of Members of the Board of Directors

The Board has determined that each of the directors who has served during the fiscal year ended March 31, 2010, with the exception of Dr. Herlihy, has no material relationship with the Company and is independent within the meaning of the Company’s director independence standards and the director independence standards of The Nasdaq Stock Market, Inc. (“NASDAQ”). Furthermore, the Board has determined that each member of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee of the Board is independent within the meaning of the Company’s and NASDAQ’s director independence standards and that each member of the Audit Committee meets the heightened director independence standards for audit committee members of the SEC.

Board Leadership Structure

Dr. Rich is a Co-Founder of the Company and serves as an independent, non-executive Chairman of the Board of Directors. The Chairman of the Board of Directors provides leadership to the Board of Directors, and together with the President and Chief Executive Officer and other members of the Board of Directors, works in concert to provide oversight of the Company’s management and affairs. Dr. Rich, in his roles as the Chairman of the Board and Chairman of the Nominating and Governance Committee, is responsible for the development and implementation of governance practices that support high levels of performance by members of the Board of Directors. The composition of the Board of Directors under the leadership of Dr. Rich, together with management under the leadership of Dr. Herlihy, encourages open discussion and deliberation, along with a thoughtful evaluation of risk, to support our decision-making. Working with the other members of the Board of Directors, Dr. Rich also is responsible for the appropriate balance and focus among key Board of Director responsibilities such as strategic development, review of operations, risk oversight and management succession planning. The Board of Directors believes that Repligen and its stockholders are well served with this structure.

Executive Sessions

The Board intends to hold executive sessions of the independent Directors at least two times per year preceding or following regularly scheduled in-person meetings of the Board. Executive sessions do not include any employee Directors of the Company, and the Chairperson of the Board is responsible for chairing the executive sessions.

Policies Governing Director Nominations

Director Qualifications

The Nominating and Corporate Governance Committee is responsible for reviewing, from time to time, the appropriate qualities, skills and characteristics desired of Board members in the context of the current make-up of the Board and selecting or recommending nominees for election as Directors to the Board. This assessment includes consideration of the following minimum qualifications that the Nominating and Corporate Governance Committee believes must be met by all Directors:

•

Directors must be of high ethical character, have no conflict of interest and share the values of the Company as reflected in the Company’s Code of Business Conduct and Ethics (the “Code of Business Conduct”);

•	Directors must have reputations, both personal and professional, consistent with the image and reputation of the Company;

•	Directors must have the ability to exercise sound business judgment;

•	Directors must have substantial business or professional experience and be able to offer advice and guidance to the Company’s management based on that experience; and

•	A Director must have (at a minimum) a bachelor’s degree or equivalent degree from an accredited college or university.

The Nominating and Corporate Governance Committee also considers numerous other qualities, skills and characteristics when evaluating Director nominees, such as:

•	An understanding of and experience in biotechnology and pharmaceutical industries;

•	An understanding of and experience in accounting oversight and governance, finance and marketing; and

•	Leadership experience with public companies or other significant organizations.

These factors and others are considered useful by the Board and are reviewed in the context of an assessment of the perceived needs of the Board at a particular point in time.

Neither the Nominating and Corporate Governance Committee nor the Board of Directors has a specific policy with regard to the consideration of diversity in identifying director nominees although they may consider the diversity of background and experience of a director nominee in the context of the overall composition of the Board of Directors at that time. This consideration may focus on diversity of knowledge, skills, experience, geographic location, age, gender, and ethnicity. Generally, the Nominating and Corporate Governance Committee seeks director nominees with the talents and backgrounds that provide the Board of Directors with an appropriate mix of experience, knowledge and skills that will best serve the Company’s needs and objectives.

Process for Identifying and Evaluating Director Nominees

The Board is responsible for selecting and nominating nominees for election as Directors but delegates the selection and nomination process to the Nominating and Corporate Governance Committee, with the expectation that other members of the Board or members of management will be requested to take part in the process as appropriate.

Generally, the Nominating and Corporate Governance Committee identifies candidates for Director nominees in consultation with management, through the use of search firms or other advisers, through the recommendations submitted by stockholders or through such other methods as the Nominating and Corporate Governance Committee deems to be helpful in identifying candidates. Once candidates have been identified, the Nominating and Corporate Governance Committee confirms that the candidates meet all of the minimum qualifications for Director nominees established by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee may gather information about the candidates through interviews, questionnaires, background checks, or any other means that the Nominating and Corporate Governance Committee deems to be helpful in the evaluation process. The Nominating and Corporate Governance Committee meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidates for the Board’s approval as Director nominees for election to the Board. The Nominating and Corporate Governance Committee also recommends candidates for the Board’s appointment to the committees of the Board.

Procedures for Recommendation of Nominees by Stockholders

The Nominating and Corporate Governance Committee will consider Director candidates who are recommended by the stockholders of the Company. Stockholders, in submitting recommendations to the Nominating and Corporate Governance Committee for Director candidates, shall follow the following procedures:

The Nominating and Corporate Governance Committee must receive any such recommendation for nomination not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the date that the proxy statement was delivered to stockholders in connection with the preceding year’s annual meeting.

Such recommendation for nomination must be in writing and include the following:

•	Name and address of the stockholder making the recommendation, as they appear on the Company’s books and records, and of such record holder’s beneficial owner;

•	Number of shares of capital stock of the Company that are owned beneficially and held of record by such stockholder and such beneficial owner;

•	Name and address of the individual recommended for consideration as a Director nominee (a “Director Nominee”);

•	The principal occupation of the Director Nominee;

•	The total number of shares of capital stock of the Company that will be voted for the Director Nominee by the stockholder making the recommendation;

•

All other information relating to recommended candidate that would be required to be disclosed in solicitations of proxies for the election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including the recommended candidate’s written consent to being named in the proxy statement as a nominee and to serving as a Director if approved by the Board and elected); and

•	A written statement from the stockholder making the recommendation stating why such recommended candidate would be able to fulfill the duties of a Director.

Nominations must be sent to the attention of the Secretary of the Company by one of the two methods listed below:

•	By U.S. Mail (including courier or expedited delivery service):

Repligen Corporation

Attn: Secretary

41 Seyon Street

Building #1, Suite 100

Waltham, MA 02453

•	By facsimile at (781) 250-0115:

Attn: Secretary

The Secretary of the Company will promptly forward any such nominations to the Nominating and Corporate Governance Committee. Once the Nominating and Corporate Governance Committee receives the nomination of a candidate, the candidate will be evaluated and a recommendation with respect to such candidate will be delivered to the Board. Nominations not made in accordance with the foregoing policy shall be disregarded by the Nominating and Corporate Governance Committee and votes cast for such nominees shall not be counted.

Policy Governing Stockholder Communications with the Board of Directors

The Board provides to every stockholder the ability to communicate with the Board, as a whole, and with individual directors on the Board through an established process for stockholder communication (as that term is defined by the rules of the SEC) as follows:

For communications directed to the Board as a whole, stockholders may send such communication to the attention of the Chairman of the Board via one of the two methods listed below:

•	By U.S. Mail (including courier or expedited delivery service):

Repligen Corporation

Attn: Chairman of the Board of Directors

41 Seyon Street

Building #1, Suite 100

Waltham, MA 02453

•	By facsimile at (781) 250-0115:

Attn: Chairman of the Board of Directors

For stockholder communications directed to an individual director in his or her capacity as a member of the Board, stockholders may send such communications to the attention of the individual Director via one of the two methods listed below:

•	By U.S. Mail (including courier or expedited delivery service):

Repligen Corporation

Attn: [Name of Individual Director]

41 Seyon Street

Building #1, Suite 100

Waltham, MA 02453

•	By facsimile at (781) 250-0115:

Attn: [Name of Individual Director]

The Company will forward any such stockholder communication to the Chairman of the Board, as a representative of the Board, and/or to the Director to whom the communication is addressed on a periodic basis. The Company will forward such communication by certified U.S. Mail to an address specified by each Director and the Chairman of the Board for such purposes or by secure electronic transmission.

Policy Governing Director Attendance at Annual Meetings of Stockholders

The Board’s policy is that all Directors and all nominees for election as Directors are encouraged to attend the Company’s Annual Meeting of Stockholders in person if their schedule permits. One member of the Board attended the last Annual Meeting of Stockholders.

Code of Business Conduct and Ethics

Repligen has adopted the Code of Business Conduct as its “code of ethics” as defined by regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and the Exchange Act (and in accordance with the NASDAQ requirements for a “code of conduct”), which applies to all of the Company’s directors, officers and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the Code of Business Conduct is available at the “About Us” — “Governance” section of the Company’s website at http://www.repligen.com. A copy of the Code of Business Conduct may also be obtained free of charge from the Company upon a request directed to Repligen

Corporation, Attention: Investor Relations, 41 Seyon Street, Building #1, Suite 100, Waltham, MA 02453. The Company will promptly disclose any substantive changes in or waivers, along with reasons for the waivers, of the Code of Business Conduct granted to its executive officers, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and its directors by posting such information on its website at http://www.repligen.com under “About Us” — “Governance.”

Risk Oversight

The Company’s management is responsible for assessing and managing risk and the Board of Directors oversees and reviews certain aspects of the Company’s risk management efforts. The Board of Directors is involved in risk oversight through direct decision-making authority with respect to significant matters and the oversight of management by the Board of Directors and its committees. The Board is responsible for overseeing risks related to the Company’s overall strategy, including, among others, product development, potential asset acquisitions, financial reporting, business continuity (including succession planning) and reputational risks faced by the Company.

The committees of the Board execute their oversight responsibility for risk management as follows:

•

The Audit Committee is responsibile for overseeing the Company’s internal financial and accounting controls, work performed by the Company’s independent registered public accounting firm and the Company’s internal audit function. As part of its oversight function, the Audit Committee regularly discusses with management and the Company’s independent registered public accounting firm the Company’s major financial and controls-related risk exposures and steps that management has taken to monitor and control such exposures.

•

The Compensation Committee is responsible for overseeing risks related to the Company’s cash and equity-based compensation programs and practices. As part of its oversight function, the Compensation Committee periodically discusses with the President and Chief Executive Officer as well as the Board of Directors, as necessary, the compensation plan for both executive officers and the independent directors, performance goals and objectives for the period and related achievement, peer group and other relevant compensation benchmarks and practices and other matters to ensure the Company’s compensation practices are in the best interest of the Company and its shareholders.

•

The Nominating and Corporate Governance Committee is responsible for overseeing risks related to the composition and structure of the Board of Directors and its committees and the Company’s corporate governance. In this regard, the Nominating and Corporate Governance Committee assesses the qualifications and independence of members of the Board, makes annual recommendations regarding Board and committee membership, and reviews transactions between the Company and its officers, directors, affiliates of officers and directors or other related parties for conflicts of interest.

•

The Science and Technology Committee as a committee, and its members in connection with their Board responsibilities, is responsible for overseeing risks related to the direction and investment in the Company’s product development and technology initiatives, including internal development projects and initiatives to license or acquire products and technologies.

BOARD MEETINGS AND COMMITTEES

The Board of the Company met seven times during the fiscal year ended March 31, 2010. During the fiscal year ended March 31, 2010, no director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings held by all committees of the Board on which such director served. The Board has a standing Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Science and Technology Committee. Each committee has a charter that has been approved by the Board. Each committee reviews the appropriateness of its charter periodically, as conditions dictate, but at least annually.

Audit Committee

The Audit Committee was established in accordance with section 3(a)(58)(A) of the Exchange Act and currently consists of Mr. Ryan, Ms. Dawes and Dr. Cooper. The Audit Committee is responsible for overseeing the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company and exercising the responsibilities and duties set forth below, including but not limited to: (a) appointing, compensating and retaining the Company’s independent registered public accounting firm, (b) overseeing the work performed by any independent registered public accounting firm, including conduct of the annual audit and engagement for any other services, (c) assisting the Board in fulfilling its responsibilities by reviewing: (i) the financial reports provided by the Company to the SEC, the Company’s stockholders or to the general public, and (ii) the Company’s internal financial and accounting controls, (d) recommending, establishing and monitoring procedures designed to improve the quality and reliability of the disclosure of the Company’s financial condition and results of operations, (e) establishing procedures designed to facilitate (i) the receipt, retention and treatment of complaints relating to accounting, internal accounting controls or auditing matters and (ii) the receipt of confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters, (f) engaging advisors as necessary, and (g) serving as the Qualified Legal Compliance Committee (the “QLCC”) in accordance with Section 307 of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated by the SEC thereunder. The Audit Committee met four times during the fiscal year ended March 31, 2010. Mr. Ryan currently serves as Chairperson of the Audit Committee. The Board has determined that Mr. Ryan qualifies as an “audit committee financial expert” under the rules of the SEC. The Board has determined that each member of the Audit Committee is independent within the meaning of the Company’s and NASDAQ’s director independence standards and the SEC’s heightened director independence standards for audit committee members as determined under the Exchange Act.

The Audit Committee operates under a written charter adopted by the Board, a current copy of which is available on the Company’s website at http://www.repligen.com under “About Us” — “Governance.”

Audit Committee Report (1)

The Audit Committee currently consists of Mr. Ryan, Chairperson, Ms. Dawes and Dr. Cooper. The Audit Committee has the responsibility and authority described in the Repligen Audit Committee Charter, which has been approved by the Board. The Board has determined that the members of the Audit Committee meet the independence requirements set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended, and the applicable rules of the National Association of Securities Dealers, Inc. and that Mr. Ryan qualifies as an “audit committee financial expert” under the rules of the SEC. The Audit Committee oversees the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls.

(1)	The material in this report is not “soliciting material,” is not deemed filed with the SEC, and is not to be incorporated by reference in any filing of the Company under the Securities Act or under the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended March 31, 2010, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee also reviewed the Company’s quarterly financial statements for the first three fiscal quarters during the fiscal year ended March 31, 2010 and discussed them with both the management of the Company and Ernst & Young LLP prior to including such interim financial statements in the Company’s quarterly reports on Form 10-Q. In connection with the Company’s annual report on Form 10-K for the year ended March 31, 2010 and the quarterly reports on Form 10-Q for its first, second and third fiscal quarters of the fiscal year ended March 31, 2010, the Audit Committee discussed the results of the Company’s certification process relating to the certification of financial statements under Sections 302 and 906 of the Sarbanes-Oxley Act.

The Audit Committee reviewed with Ernst & Young LLP, the Company’s independent registered public accounting firm which is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee by the Statement on Auditing Standards No. 61, “Communications with Audit Committees,” as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, other standards of the Public Company Accounting Oversight Board (United States), rules of the SEC and other applicable regulations. In addition, the Audit Committee has received from Ernst & Young LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence, has discussed with Ernst & Young LLP their independence from management and the Company, and has considered the compatibility with Ernst & Young LLP’s independence as auditors of the non-audit services performed for the Company by Ernst & Young LLP.

The Committee also reviewed management’s report on its assessment of the effectiveness of the Company’s internal control over financial reporting and Ernst & Young LLP’s report on management’s assessment and the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee discussed with Ernst & Young LLP the overall scope and plans for their audit. The Audit Committee met with Ernst & Young LLP to discuss the results of their examinations, their evaluations of the Company’s internal controls, including internal control over financial reporting, and the overall quality of the Company’s financial reporting.

The Audit Committee has also evaluated the performance of Ernst & Young LLP, including, among other things, the amount of fees paid to Ernst & Young LLP for audit and non-audit services. Based on its evaluation, the Audit Committee has selected Ernst & Young LLP (subject to stockholder ratification) to serve as the Company’s auditors for the fiscal year ending March 31, 2011.

The Audit Committee met four times during the fiscal year ended March 31, 2010. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the Company’s audited financial statements and management’s assessment of the effectiveness of the Company’s internal control over financial reporting be included in the Annual Report on Form 10-K for the year ended March 31, 2010 filed with the SEC, and the Board approved such inclusion.

Respectfully submitted by the Audit Committee,

Thomas F. Ryan, Jr., Chairman

Karen A. Dawes

Glenn L. Cooper, M.D.

Compensation Committee

The Compensation Committee, of which Dr. Rich, Ms. Dawes and Dr. Henry are currently members, is responsible (among other duties and responsibilities) for (a) discharging the Board’s responsibilities relating to the compensation of the Company’s executive officers, (b) administering the Company’s incentive compensation and stock plans, and (c) reviewing and discussing with management the Compensation Discussion and Analysis for inclusion in the Company’s proxy statement in accordance with applicable rules and regulations. The Committee is responsible for reviewing and making recommendations to management on company-wide compensation programs and practices, for taking final action with respect to the individual salary, bonus and equity arrangements of the Company’s Chief Executive Officer and other senior officers, and for recommending, subject to approval by the full Board, new equity-based plans and any material amendments thereto (including increases in the number of shares of Common Stock available for grant as options or otherwise thereunder) for which stockholder approval is required or desirable. The Compensation Committee met three times during the fiscal year ended March 31, 2010. Dr. Rich serves as the Chairperson of the Compensation Committee. The Board has determined that each member of the Compensation Committee is independent within the meaning of the Company, SEC and NASDAQ’s director independence standards.

The Compensation Committee operates under a written charter adopted by the Board, which is available on the Company’s website at http://www.repligen.com under “About Us — Governance.”

Compensation Committee Report

The Compensation Committee of the Board, which is comprised solely of independent directors within the meaning of applicable rules of NASDAQ, outside directors within the meaning of Section 162 of the Internal Revenue Code and non-employee directors within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, is responsible for developing executive compensation policies and advising the Board with respect to such policies and administering the company’s cash incentive and stock option plans. The Compensation Committee sets performance goals and objectives for the Chief Executive Officer and the other executive officers, evaluates their performance with respect to those goals and sets their compensation based upon the evaluation of their performance. In evaluating executive officer pay, the Compensation Committee may retain the services of a compensation consultant and consider recommendations from the Chief Executive Officer with respect to goals and compensation of the other executive officers. The Compensation Committee assesses the information it receives in accordance with its business judgment. The Compensation Committee also periodically reviews director compensation. All decisions with respect to executive and director compensation are approved by the Compensation Committee. Dr. Rich, Chairperson, Dr. Henry and Ms. Dawes are the current members of the Compensation Committee.

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully submitted by the Compensation Committee:

Alexander Rich, M.D.

Karen A. Dawes

Earl Webb Henry, M.D.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board consists of each of the Company’s independent Directors, currently Dr. Rich, Ms. Dawes, Dr. Goldberg, Dr. Henry, Dr. Cooper and Mr. Ryan. The Nominating and Corporate Governance Committee did not meet during the fiscal year ended March 31, 2010.

The Committee is responsible for: (a) identifying individuals qualified to become members of the Board, and selecting or recommending that the Board select the Director Nominees for election, (b) reviewing the Code of Business Conduct, (c) monitoring compliance with and periodically reviewing the Code of Business Conduct and (d) reviewing and approving all related party transactions. The Nominating and Corporate Governance Committee may consider nominees for election as Directors recommended by stockholders as described above.

Dr. Rich serves as the Chairperson of the Nominating and Corporate Governance Committee. The Board has determined that each member of the Nominating and Corporate Governance Committee is independent within the meaning of the Company, the SEC and NASDAQ’s director independence standards.

The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board, which is available on the Company’s website at http://www.repligen.com under “About Us” — “Governance.”

Science and Technology Committee

The Science and Technology Committee of the Board currently consists of Drs. Rich, Henry, Goldberg and Herlihy. The Science and Technology Committee met two times during the fiscal year ended March 31, 2010. The Science and Technology Committee is responsible for examining and advising on management’s direction and investment in Repligen’s product development and technology initiatives, including both internal development projects and initiatives to license or acquire products and technologies. Dr. Rich serves as the Chairperson of the Science and Technology Committee.

The Science and Technology Committee operates under a written charter adopted by the Board, which is available on the Company’s website at http://www.repligen.com under “About Us” — “Governance.”

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The Company’s compensation philosophy is based on a desire to motivate its executive officers to enhance stockholder value, to provide a fair reward for this effort and to stimulate its executive officers’ professional and personal growth. The Company believes that the compensation of its executive officers should align the executive officers’ interests with those of the stockholders and focus executive officer behavior on the achievement of both near-term corporate goals, as well as long-term business objectives and strategies.

It is the responsibility of the Compensation Committee of the Board to administer the Company’s compensation programs to ensure that it is competitive with other biopharmaceutical and biotechnology companies and include incentives that are designed to appropriately drive the Company’s continued development. The Compensation Committee reviews and approves all components of the Company’s executive officer compensation, including executive officer salaries, annual cash incentive compensation, long term incentive compensation and equity incentive compensation. The Committee recommends to the full Board for approval new equity-based plans and any material amendments thereto (including increases in the number of shares of Common Stock available for grant as options or otherwise thereunder) for which stockholder approval is required or desirable.

The Company’s executive officer compensation consists of four key components: base salary, annual cash incentive compensation, long term incentive and equity incentive compensation. Each of these components is intended to complement the other, and taken together, to satisfy the Company’s compensation objectives. The Compensation Committee considers a number of factors in setting compensation for its executive officers, including Company performance, as well as the executive’s performance, experience, responsibilities and the publicly disclosed compensation of similar positions in our peer group of similar companies. Our peer group consisted of the following companies:

Adolor Corporation	Chelsea Therapeutics	Penwest Pharmaceuticals
Amicus Therapeutics	CombinatoRx	Sangamo Biosciences
Antigenics	Cytori Therapeutics	Trubion Pharmaceuticals
Biodel Inc.	DepoMed	Vical
Celldex Therapeutics

Objectives of the Compensation Programs

The Company’s compensation programs for its executive officers are designed to achieve the following objectives:

•

salaries that are competitive with other biopharmaceutical and biotechnology companies with which the Company competes for talent, determined by comparing the Company’s pay practices with these companies;

•	annual cash and long term incentive compensation that motivates the executive officers to manage the business to meet the Company’s short- and long-term objectives; and

•

equity incentive compensation to ensure that its executive officers are motivated over the long-term to respond to the Company’s business challenges and opportunities as owners and not just as employees thereby aligning the executive officers’ interests with those of stockholders.

Executive Compensation

Base Salary. Each executive officer (except the Chief Executive Officer whose performance is reviewed directly by the Compensation Committee) has an annual performance review with the Chief Executive Officer, who makes recommendations on salary increases, promotions and equity and non-equity incentive awards to the

Compensation Committee. The recommended salary increases are based on the executive officer’s qualifications, performance, experience, responsibilities and the publicly disclosed compensation of similar positions at companies in our peer group. For fiscal year 2010, the Company increased base salaries for Dr. Herlihy, Dr. Rusche, Dr. Witt and Mr. Kelly by 3.0%, 2.8%, 2.9% and 3.1%, respectively. The Company believes that the base salaries paid to the executive officers during fiscal year 2010 achieved its compensation objectives.

Annual Cash Incentive Compensation Plan. The Company’s executive officers are eligible to receive annual cash incentive compensation based on both corporate results and their own individual performance as measured against the goals set forth below (the “Plan”). The annual cash incentive compensation earned by each executive officer is determined by the Compensation Committee after the end of each fiscal year and calculated as a percentage of an executive officer’s base salary.

The Company establishes the target amount of its annual cash incentive compensation at a level that represents a meaningful portion of the executive officers’ current paid out cash compensation, and sets an additional threshold below the target levels and maximum performance levels which exceed the target levels. In establishing these levels, in addition to considering the incentives that the Company wants to provide to the executive officers, it also considers the annual cash incentive compensation levels for comparable positions within our peer group and our own historical practices.

The following were the overall Company Objectives for the Performance Period (April 1, 2009 through March 31, 2010):

1.	Achieve key development program milestones

2.	Financial performance against budget

3.	Enhance organizational development

Plan Protocol

The Compensation Committee will administer the Plan.

1.	The Chief Executive Officer, with assistance from senior management, proposes annual corporate goals subject to review and approval by the Compensation Committee and Board.

2.	The Chief Executive Officer proposes performance measures, weightings and performance levels for the Plan in achieving these annual corporate goals which are subject to review and approval by the Compensation Committee. Specific bonus award recommendations for all Participants (except the Chief Executive Officer) are submitted to the Compensation Committee for review and approval.

3.	Individual goals that support corporate goals and provide for individual development are proposed by the Chief Executive Officer and are subject to review and approval by the Compensation Committee for each Participant.

4.	The Compensation Committee will determine the size of the overall bonus pool based on the Company’s performance against the above objectives and the target bonus figures.

Plan Payout

The Compensation Committee is responsible for evaluating actual performance against the performance goals and determining the actual bonus award earned. The Chief Executive Officer submits a documented evaluation of the performance of each of the other participants to assist the Compensation Committee in its review. The Chief Executive Officer may submit proposed bonus awards to the Compensation Committee for its consideration. The Compensation Committee makes all final determinations regarding performance evaluations of participants and actual bonus awards. The performance criteria and determinations for 2010 are discussed below under Performance Criteria.

The Company must attain a minimum of 60% of its goals for any payment to be made pursuant to the Plan, and the Compensation Committee may, at its discretion, elect not to pay bonuses. Should the Company achieve less than 60% of its goals, the Compensation Committee may elect to pay the individual portion of the incentive award for exceptional personal achievement. Based on the proportion of corporate versus individual goals defined for each organizational level and position and the target incentive percentage, a final incentive payout is determined for each participant.

For fiscal 2010, the Company established a target annual cash incentive award for each of the executive officers, depending on their role, experience and objectives to be achieved as follows:

Individual Annual Cash Incentive Targets

Bonus Target as % of Salary
Chief Executive Officer	50%
Vice President	30%

Individual Annual Cash Incentive Targets

	Portion Tied to Corporate Results	Portion Tied to Individual Results
Chief Executive Officer	100%	0%
Vice President	40%	60%

Long Term Incentive Compensation Plan. In addition to the annual cash incentive plan, in June 2009, the Compensation Committee established a long term incentive plan for the executive officers. This program was designed to extend beyond the normal 12 month cycle and incorporates both performance-based and a market-based incentives that if successful should enhance shareholder value over a two year period. The objectives under the long term incentive compensation plan are as follows:

Performance-based Incentive — Obtain FDA approval for RG1068 by December 31, 2010.

Market-based Incentive — Outperform 80% of the NASDAQ Biotechnology Index for the period from June 19, 2009 to March 31, 2011. For purposes of this objective, performance is evaluated using the average closing price for the ten days preceding each of these dates.

Payment will be made upon successful completion of either or both of these objectives. Total amount that can be earned under these plans is as follows:

	Target as % of Annual Salary
	Performance-based	Market-based
Chief Executive Officer	25%	25%
Vice President	15%	15%

Due to the fact that the company is currently undergoing a re-read of the phase 3 results of the RG1068 trial, our timeline has been delayed and we will not achieve the Performance-based Incentive by the deadline necessary for payment under the Long Term Incentive Compensation Plan. The Market-based Incentive remains ongoing and achievement will be measured on March 31, 2011.

Equity Incentive Compensation. Equity grants, generally in the form of stock options that vest over a five-year period, are awarded on a periodic, but not necessarily annual, basis. The Company has historically granted equity compensation in the form of stock options primarily because stock options are an effective tool for motivating executives in the long-term. The equity incentive compensation is granted to the executive officers based on the performance criteria set forth below and is intended both to retain and reward the executive officers and to further align the executive officers’ financial interest with long-term shareholder value.

In fiscal year 2010, in addition to the performance criteria set forth below, the Compensation Committee considered a number of factors in determining what, if any, equity incentive compensation to grant to the executive officers, including:

•	the performance of the Company during the fiscal year;

•	the number of shares subject to, and exercise price of, outstanding options, both vested and unvested, held by the executive officers;

•	the number of restricted shares held by the executive officers;

•	the vesting schedule of the unvested stock options or restricted stock held by the executive officers;

•	the financial statement impact of any equity award; and

•	the amount and percentage of the total equity on a diluted basis held by the executive officers.

Based on the above factors, the Company did not issue any new equity awards to its executive officers during fiscal year 2010.

Performance Criteria

Since Repligen is still in the process of developing its proprietary products and because of the highly volatile nature of biopharmaceutical and biotechnology stock in general, it is not appropriate to use the traditional performance standards, such as profit levels and annual stock performance, to measure the success of Repligen and an individual’s contribution to that success.

Accordingly, the incentive compensation of executive officers (including the Chief Executive Officer) is based, for the most part, on the achievement of certain goals by Repligen, as a whole, and the individual (and his or her business unit) concerned. The Compensation Committee therefore examines three specific areas in formulating the compensation packages of its executive officers. Criteria and specific goals within each category are as follows:

Company Performance:

•	The extent to which key research, clinical, product manufacturing, product sales and financial objectives of Repligen have been met during the preceding fiscal year;

•	The development, acquisition and licensing of key technology; and

•	The achievement by Repligen of certain milestones, whether specified in agreements with third-party collaborators or determined internally.

Executive Performance:

•	An executive officer’s involvement in and responsibility for the development and implementation of strategic planning and the attainment of strategic objectives of Repligen;

•	The involvement of an executive officer in personnel recruitment, retention and morale; and

•	The responsibility of the executive officer in working within budgets, controlling costs and other aspects of expense management.

Other Factors:

•

The necessity of being competitive with companies in the biopharmaceutical and biotechnology industries, taking into account relative company size, stage of development, performance and geographic location, as well as individual responsibilities and performance.

Achievement of objectives and cash incentive determination:

The portion of cash incentive tied to corporate results is determined based on evaluation of the percentage completion of the established corporate objectives determined at the beginning of the fiscal year. The ultimate evaluation of achievement is at the sole discretion of the Compensation Committee following discussions with management and is based both on quantitative, objective calculations such as the achievement of certain financial or research milestones, as well as a qualitative assessment which takes into consideration the level of effort, end results, and other contributing internal and external factors that could reasonably be expected to evaluate performance. The objectives are designed to be difficult to achieve 100% completion. These objectives include product development objectives, financial performance objectives and corporate development objectives. The Chief Executive Officer evaluated the actual performance against the performance goals and submitted such evaluation to the Compensation Committee. The Compensation Committee reviewed this evaluation and determined that the aggregate percentage completion of the corporate objectives was 73.5%. The corporate portion of the cash incentive plan for all officers was calculated at this level of achievement.

The following is a summary of the fiscal year 2010 Corporate Objectives and the detailed calculation supporting the achievement of each objective:

2010 Company Goals	Weight	Percent Achieved (as determined by Compensation Committee)	Weight achieved
RG1068 – Secretin for Pancreatic Imaging
Complete phase 3 trial and submit NDA if successful; finalize commercialization and regulatory plans; assess opportunity for secretin in additional indications	25%	31.0%	7.8%

RG2417 – Uridine for bipolar depression
Enroll 110 patients in phase 2b trial; characterize biology of uridine in animal models; initiate biomarker clinical study; pursue commercial partnering; optimize drug manufacturing process	20%	71.5%	14.3%

Preclinical programs and business development
Identify clinical candidate for Friedreich’s ataxia; evaluate HDAC inhibitors in animal models of two alternate indications; in-license or acquire product candidate	15%	83.3%	12.5%

Bioprocessing Business
Extend supply agreement with key customers; achieve revenue and margin targets; acquire or develop at least one new product; maintain ISO-9000 certification	20%	104.0%	20.8%

Finance and Corporate Development
Control cash burn to less than $6 million; maintain compliance with Sarbanes Oxley and other SEC requirements; meet key employee and director recruiting goals	20%	90.5%	18.1%

TOTAL CORPORATE PERFORMANCE	100.0%		73.5%

Individual Objectives

In addition to the corporate objectives outlined above, executive officers with the exception of Dr. Herlihy, also have an individual objective component to their annual cash incentive compensation. The performance assessment for the individual objectives of the executive officers is not calculated on a line item basis, but rather represents an overall assessment as to how the executive officer contributed to the success of the Company within their area of responsibility. The individual objectives are designed to be difficult to achieve 100% completion.

As President and Chief Executive Officer, Dr. Herlihy is responsible for overseeing all of our corporate functions, product development and clinical activities and marketing activities. Working in concert with our Board of Directors, Dr. Herlihy formulates current and long-term Company plans and objectives and represents Repligen throughout the market in the business and non-business communities. Because of his role and responsibilities, Dr. Herlihy’s annual cash incentive is generally calculated at the corporate performance rate to closely align his compensation with the Company performance. However, in recognition of his overall management of the Company during a challenging time and his successful efforts in leading the Company to obtain FDA approval to allow a re-read of the phase 3 data from the RG1068 trial, the Compensation Committee, using its discretion as provided under the Plan, determined that his overall annual cash incentive score should be 85%.

Dr. Rusche is ultimately responsible for providing leadership to all of Repligen’s research and development activities. Specifically, his objectives included supervising all aspects of the manufacture of our drug candidates to support clinical trials, identifying new potential applications for our product candidates, leading our research efforts on HDAC inhibitors for the treatment of Friedreich’s ataxia, including assessing the suitability of our existing clinical candidate and evaluating the effectiveness of this candidate in other disease models; driving process development work to assist the growth of our bioprocessing business; supporting our business development initiatives; and representing Repligen to the scientific community as necessary. The overall evaluation of achievement in these factors is both quantitative and qualitative. The Chief Executive Officer evaluated Dr. Rusche’s actual performance against his individual objectives and submitted such evaluation to the Compensation Committee, which determined that the aggregate achievement of the individual objectives for Dr. Rusche was 85%.

Dr. Witt is ultimately responsible for managing Repligen’s contracts and intellectual property portfolio as well as all Bioprocessing manufacturing operations. Specifically, his objectives included evaluating and in-licensing intellectual property to support the development of our product candidates; delivering on production and gross margin targets, ensuring product quality and on-time delivery to customers; and supporting our business development initiatives. The overall evaluation of achievement in these factors is both quantitative and qualitative. The Chief Executive Officer evaluated Dr. Witt’s actual performance against his individual objectives and submitted such evaluation to the Compensation Committee, which determined that the aggregate achievement of the individual objectives for Dr. Witt was 83%.

Mr. Kelly is ultimately responsible for Repligen’s finance and administration activities. Specifically, his objectives included leading our financial reporting, compliance and financial planning and analysis activities; building our human resource and information technology infrastructure; supporting our business development initiatives; and overseeing our facility and administrative activities. The overall evaluation of achievement in these factors is both quantitative and qualitative. The Chief Executive Officer evaluated Mr. Kelly’s actual performance against his individual objectives and submitted such evaluation to the Compensation Committee, which determined that the aggregate achievement of the individual objectives for Mr. Kelly was 75%.

•	Dr. Herlihy’s cash incentive of $158,300 was calculated based on an overall achievement of 85.0% as discussed above.

•	Dr. Rusche’s cash incentive of $60,500 was calculated by an individual results achievement of 85% and corporate results of 73.5% for an overall achievement of 80.4%.

•	Dr. Witt’s cash incentive of $49,600 was calculated by an individual results achievement of 83% and corporate results of 73.5% for an overall achievement of 79.2%.

•	Mr. Kelly’s cash incentive of $43,300 was calculated by an individual results achievement of 75% and corporate results of 73.5% for an overall achievement of 74.4%.

Other Compensation

All full-time employees, including the executive officers, may participate in the health and welfare benefit programs, including medical, dental and vision care coverage, disability and life insurance and the Company’s 401(k) plan.

Executive Employment Agreements

Dr. Herlihy. On March 14, 1996, Repligen entered into a letter of agreement with Drs. Herlihy, Rusche and Witt in connection with Repligen’s acquisition and merger with Glycan Pharmaceuticals, Inc. (the “Herlihy Agreement,” the “Rusche Agreement,” and the “Witt Agreement,” respectively). Under the terms of the Herlihy Agreement, Dr. Herlihy is entitled to a minimum salary of $160,000 per annum, subject to periodic increases at the discretion of the Board. Additionally, Dr. Herlihy is eligible for participation in all of Repligen’s welfare, profit sharing, retirement and savings plans on the same basis as other employees of Repligen. Dr. Herlihy received a stock option to purchase 100,000 shares of the Common Stock at $1.25 per share, vesting at 20% per annum over five years pursuant to the Herlihy Agreement. Dr. Herlihy’s employment may be terminated, with or without cause, by either party upon 30 days prior written notice. In such event, Dr. Herlihy would be entitled to continue receiving his salary for a period of eight months or until he finds other employment, whichever occurs first. In addition, 50% of any unvested options owned by Dr. Herlihy vest immediately upon notice of termination of employment or a change in control of Repligen.

Dr. Rusche. Under the terms of the Rusche Agreement, Dr. Rusche is entitled to a minimum salary of $115,000 per annum, subject to periodic increases at the discretion of the Board. Additionally, Dr. Rusche is eligible for participation in all of Repligen’s welfare, profit sharing, retirement and savings plans on the same basis as other employees of Repligen. Dr. Rusche received a stock option to purchase 60,000 shares of the Common Stock at $1.25 per share, vesting at 20% per annum over five years pursuant to the Rusche Agreement. Dr. Rusche’s employment may be terminated, with or without cause, by either party upon 30 days prior written notice. In such event, Dr. Rusche would be entitled to continue receiving his salary for a period of six months or until he finds other employment, whichever occurs first. In addition, 50% of any unvested options owned by Dr. Rusche vest immediately upon notice of termination of employment or a change in control of Repligen.

Dr. Witt. Under the terms of the Witt Agreement, Dr. Witt is entitled to a minimum salary of $115,000 per annum, subject to periodic increases at the discretion of the Board. Additionally, Dr. Witt is eligible for participation in all of Repligen’s welfare, profit sharing, retirement and savings plans on the same basis as other employees of Repligen. Dr. Witt received a stock option to purchase 60,000 shares of the Common Stock at $1.25 per share, vesting at 20% per annum over five years pursuant to the Witt Agreement. Dr. Witt’s employment may be terminated, with or without cause, by either party upon 30 days prior written notice. In such event, Dr. Witt would be entitled to continue receiving his salary for a period of six months or until he finds other employment, whichever occurs first. In addition, 50% of any unvested options owned by Dr. Witt vest immediately upon notice of termination of employment or a change in control of Repligen.

Mr. Kelly. On February 29, 2008, Repligen entered into an offer letter (“Offer Letter”) for employment with Mr. Kelly. Mr. Kelly’s arrangement with Repligen provides for employment “at will” with an initial base salary of $190,000 per year and participation in Repligen’s Executive Incentive Compensation Plan with a target bonus of 25% of base salary. On March 31, 2008, Mr. Kelly was granted a stock option exercisable for 100,000 shares of Repligen’s Common Stock at $4.82 per share, vesting over a five-year period. On March 31, 2008, Mr. Kelly was granted 5,000 shares of restricted Repligen common stock which vest one year from the date of grant. Mr. Kelly is eligible for participation in any and all benefit programs that Repligen makes available to its employees, including health, dental and life insurance to the extent that he meets applicable eligibility requirements. Mr. Kelly is entitled to four weeks paid vacation yearly.

DIRECTOR AND EXECUTIVE OFFICER COMPENSATION

Compensation Earned

The following table summarizes the compensation earned during the fiscal years ended March 31, 2010, 2009 and 2008 by the Company’s principal executive officer, principal financial officer and other most highly compensated executive officers who were serving as executive officers as of March 31, 2010 and whose total compensation exceeded $100,000. These individuals are referred to as named executive officers.

Summary Compensation Table for the Fiscal Years ended March 31, 2010, 2009 and 2008

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	All Other Compen- sation ($) (2)	Total ($)
Walter C. Herlihy, Ph.D. President and Chief Executive Officer	2010	372,000	—	—	158,300	2,000	532,300
	2009	365,000	—	369,590	149,103	2,000	885,693
	2008	344,000	—	—	103,349	2,000	449,349

William J. Kelly (3) Chief Financial Officer	2010	194,000	—	—	43,300	2,000	239,300
	2009	190,000	—	—	45,998	2,000	237,998
	2008	521	24,100	301,600	—	—	326,221

James R. Rusche, Ph.D. Senior Vice President, Research and Development	2010	251,000	—	—	60,500	2,000	313,500
	2009	246,000	—	184,795	61,313	2,000	494,108
	2008	234,000	—	—	46,818	2,000	282,818

Daniel P. Witt, Ph.D. Vice President, Operations	2010	209,000	—	—	49,600	2,000	260,600
	2009	205,000	—	184,795	45,928	2,000	437,723
	2008	198,000	—	—	37,447	2,000	237,447

(1)	Represents the aggregate grant date fair value for awards granted in the respective fiscal years calculated in accordance with the FASB Accounting Standard Codification Topic Compensation — Stock Compensation. The assumptions the Company used for calculating the grant date fair values are set forth in note 2 to the Company’s consolidated financial statements included in the Company’s annual report on Form 10-K for the year ended March 31, 2010.
(2)	Represents the match, paid by Repligen on behalf of such individual into the Repligen Corporation 401(k) Savings Plan, of the first 5% for the years ended March 31, 2010, 2009 and 2008, respectively, of salary and bonus contributed by such individual subject to a maximum of $2,000 per year.
(3)	Mr. Kelly commenced his employment with the Company on March 31, 2008.

Grants of Plan-Based Awards Table for the Fiscal Year ended March 31, 2010

The table below sets forth grants of awards that were made in fiscal year ended March 31, 2010 to our named executive officers. The awards set forth in this table were earned in fiscal 2010 and the cash payments in respect of such awards are included in the Summary Compensation Table under “Non-Equity Incentive Plan Compensation.”

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All other Stock Awards: Number of Shares of Stock or units (#)	All other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)
Walter C. Herlihy, Ph.D.	June 19, 2009	111,750	186,250	223,500	—	—	—	—
William J. Kelly	June 19, 2009	34,920	58,200	69,840	—	—	—	—
James R. Rusche, Ph.D.	June 19, 2009	45,180	75,300	90,360	—	—	—	—
Daniel P. Witt, Ph.D.	June 19, 2009	37,620	62,700	75,240	—	—	—	—

Discussion of Summary Compensation Table and Grants of Plan-Based Awards Table

The Company’s executive compensation policies and practices, pursuant to which the compensation set forth in the Summary Compensation Table and the Grants of Plan-Based Awards Table was paid or awarded, are described above under “Compensation Discussion and Analysis.”

Outstanding Equity Awards Table at the Fiscal Year ended March 31, 2010

This following table sets forth certain information regarding the stock option grants and stock awards to the named executive officers at March 31, 2010.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Walter C. Herlihy, Ph.D.	20,000	—		$8.56	4/7/2010
	30,000	—		$8.56	4/7/2010
	23,761	—		$2.66	4/3/2011
	26,239	—		$2.66	4/3/2011
	30,000	—		$3.24	4/11/2012
	20,000	—		$3.24	4/11/2012
	32,291	—		$5.51	4/23/2013
	32,709	—		$5.51	4/23/2013
	50,000	—		$3.05	4/30/2014
	40,000	10,000	(1)	$1.83	5/13/2015
	20,000	80,000	(2)	$5.87	6/6/2018

William J. Kelly	40,000	60,000	(3)	$4.82	3/31/2018

James R. Rusche, Ph.D.	25,000	—		$8.56	4/7/2010
	25,000	—		$2.66	4/3/2011
	25,000	—		$3.24	4/11/2012
	2,469	—		$5.51	4/23/2013
	22,531	—		$5.51	4/23/2013
	25,000	—		$3.05	4/30/2014
	20,000	5,000	(4)	$1.83	5/13/2015
	10,000	40,000	(5)	$5.87	6/6/2018

Daniel P. Witt, Ph.D.	10,000	—		$2.66	4/3/2011
	10,000	—		$3.24	4/11/2012
	10,000	—		$5.51	4/23/2013
	10,000	—		$3.05	4/30/2014
	10,000	2,500	(6)	$1.83	5/13/2015
	10,000	40,000	(7)	$5.87	6/6/2018

(1)	10,000 shares vested on May 13, 2010.
(2)	20,000 shares vested on June 6, 2010 and 20,000 shares will vest on each of the following dates: June 6, 2011, June 6, 2012 and June 6, 2013.
(3)	20,000 shares will vest on each of the following dates: March 31, 2011, March 31, 2012 and March 31, 2013.
(4)	5,000 shares vested on May 13, 2010.
(5)	10,000 shares vested on June 6, 2010 and 10,000 shares will vest on each of the following dates: June 6, 2011, June 6, 2012 and June 6, 2013.
(6)	2,500 shares vested on May 13, 2010.
(7)	10,000 shares vested on June 6, 2010 and 10,000 shares will vest on each of the following dates: June 6, 2011, June 6, 2012 and June 6, 2013.

Option Exercises and Stock Vested for the Fiscal Year ended March 31, 2010

The following table sets forth certain information regarding the number of shares of restricted stock issued under the Second Amended and Restated 2001 Repligen Corporation Stock Plan (the “2001 Stock Plan”) that vested in the year ended March 31, 2010 and the corresponding number of stock options exercised and amounts realized by the named executive officers under the 2001 Stock Plan in the year ended March 31, 2010.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Walter C. Herlihy, Ph.D.	—	$—	—	$—
William J. Kelly	—	$—	—	$—
James R. Rusche, Ph.D.	—	$—	—	$—
Daniel P. Witt, Ph.D.	—	$—	—	$—

Director Compensation for the Fiscal Year ended March 31, 2010

The following table sets forth a summary of the compensation the Company paid to its non-employee directors in the year ended March 31, 2010.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (2)(3)(4)	Total ($)
Glenn L. Cooper, M.D. (1)	29,250	14,276	43,526
Karen A. Dawes	46,000	59,858	105,858
Alfred L. Goldberg, Ph.D.	37,000	83,898	120,898
Earl Webb Henry, M.D.	38,500	91,375	129,875
Alexander Rich, M.D.	60,000	—	60,000
Thomas F. Ryan, Jr.	49,500	59,858	109,358

(1)	Dr. Cooper was elected to the Board in August 2009.
(2)	Represents the aggregate grant date fair value for awards granted in the respective fiscal years calculated in accordance with the FASB Accounting Standard Codification Topic Compensation — Stock Compensation. The assumptions the Company used for calculating the grant date fair values are set forth in note 2 to the Company’s consolidated financial statements included in the Company’s annual report on Form 10-K for the year ended March 31, 2010.
(3)	The non-employee directors of the Board who held such position on March 31, 2010 held the following aggregate number of unexercised stock options as of such date:

Name	Number of Securities Underlying Unexercised Options
Glenn L. Cooper, M.D.	24,000
Karen A. Dawes	114,000
Alfred L. Goldberg, Ph.D.	64,000
Earl Webb Henry, M.D.	64,000
Alexander Rich, M.D.	90,000
Thomas F. Ryan, Jr.	144,000

(4)	The following table presents the grant date fair value of each grant of stock options in the respective fiscal year to non-employee directors, computed in accordance with the FASB Accounting Standard Codification Topic Compensation — Stock Compensation:

Name	Grant Date	Number of Securities Underlying Options	Exercise Price of Option Awards ($)	Grant Date Fair Value of Options ($)
Glenn L. Cooper, M.D.	8/24/2009	24,000	5.00	71,246
Karen A. Dawes	9/11/2009	20,000	4.96	58,128
Alfred L. Goldberg, Ph.D.	9/11/2009	20,000	4.96	58,128
Earl Webb Henry, M.D.	9/11/2009	20,000	4.96	58,128
Alexander Rich, M.D.	—	—	—	—
Thomas F. Ryan, Jr.	9/11/2009	20,000	4.96	58,128

Compensation of Directors

The Company pays Dr. Rich a retainer of $5,000 per month as compensation for his service as Chairman of the Board and all duties related thereto. All other non-employee directors (other than Dr. Rich) receive $6,250 per quarter and $1,500 plus expenses for each Board meeting they attend. The Chairman of the Audit Committee receives an additional $3,500 per quarter plus expenses for each Audit Committee meeting attended. Non-employee directors (other than Dr. Rich) serving as an Audit Committee member, Compensation Committee member or Science and Technology Committee member receive $1,500 plus expenses for each meeting in which they participate.

Under the terms of the 2001 Stock Plan as currently in effect, each non-employee director, from September 10, 2003 through September 15, 2005, was granted an option to purchase 15,000 shares of Common Stock and beginning September 15, 2006, 20,000 shares of Common Stock, at an option price equal to the fair market value of the Common Stock on the date of grant, determined in accordance with the terms of the 2001 Stock Plan (the “Annual Board Options”). These options vest in full on the first anniversary of the date of the grant, provided such person is still a director on such anniversary. Additionally, each newly-elected, non-employee director who joins the Board is entitled to receive an option to purchase 24,000 shares of Common Stock on the date he or she joins the Board (an “Initial Board Option” and together with the Annual Board Options, the “Board Options”). These Initial Board Options vest equally over a three-year period from the date of grant. Board Options have a term of ten years, subject to early termination in the event of death, removal or resignation from the Board.

Pension Benefits

The Company has no defined benefits plans or other supplemental retirement plans for the named executive officers.

Nonqualified Deferred Compensation

The Company has no nonqualified defined contribution plans or other nonqualified deferred compensation plans for the named executive officers.

Potential Payments upon Termination or Change-in-Control

	Payments and Benefits
	Salary Continuation	Value of Stock Options Vesting due to Termination or Change-in-Control (1)	Total
Walter C. Herlihy, Ph.D.	$248,333	$11,150	$259,483
William J. Kelly	—	—	—
James R. Rusche, Ph.D.	125,500	5,575	131,075
Daniel P. Witt, Ph.D.	104,500	5,575	110,075

Total	$478,333	$22,300	$500,633

(1)	Based on the intrinsic value of the stock options on March 31, 2010.

Employment Agreements

The employment agreements with Drs. Herlihy, Rusche and Witt provide certain benefits upon the termination of employment, with or without cause, or change-in-control of the Company. Upon termination of employment, with or without cause, or upon a change-in-control of the Company, 50% of the unvested stock options held by such executive officers shall vest immediately. Upon termination of employment, with or without cause, Drs. Herlihy, Rusche and Witt will be entitled to receive severance remuneration of base salary at the rate then in effect, payable monthly in arrears, until such executive officer becomes employed, but for no longer than eight months for Dr. Herlihy and six months for each of Drs. Rusche and Witt.

Mr. Kelly’s offer letter does not provide for benefits upon termination, with or without cause, or change of control.

Stock Options

Stock options granted and currently held by a named executive officer, which have been granted under the 2001 Stock Plan do not automatically accelerate upon termination of such named executive officer’s employment or upon a change-in-control pursuant to the terms of the 2001 Stock Plan.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee currently consists of Dr. Rich, Ms. Dawes and Dr. Henry. No member of the Compensation Committee is a current or former employee of Repligen. There are no Compensation Committee interlocks between Repligen and any other entities involving any of the executive officers or directors of such entities. No interlocking relationship exists between any member of our Board or our Compensation Committee and any member of the Board or Compensation Committee of any other company and no such interlocking relationship has existed in the past.

Equity Compensation Plan Information

The following table provides information as of March 31, 2010 regarding shares of Common Stock that may be issued under the Company’s equity compensation plans consisting of the 2001 Stock Plan and the 1992 Repligen Corporation Stock Option Plan.

	Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted Average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plan (excluding securities referenced in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	2,318,650	$4.37	575,209
Equity compensation plans not approved by security holders	N/A	N/A	N/A

Total	2,318,650	$4.37	575,209

ITEM 2

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed Ernst & Young LLP, an independent registered public accounting firm, to serve as independent auditors for the fiscal year ending March 31, 2011. Ernst & Young LLP has served as the Company’s independent registered public accounting firm since 2002. In accordance with standing policy, Ernst & Young LLP periodically changes the personnel who work on the audits of Repligen.

Fees

The following sets forth the aggregate fees billed by Ernst & Young LLP to the Company during the fiscal years ended March 31, 2010 and 2009:

	FY 2010	FY 2009
Audit Fees	$267,000	$283,000
Tax Fees	16,000	15,000
Other Fees	2,000	—

Total	$285,000	$298,000

Audit Fees

Fees paid for audit services were approximately $267,000 for the fiscal year ended March 31, 2010 and $283,000 for fiscal year ended March 31, 2009. These included fees associated with the annual audit, the reviews of the Company’s quarterly reports on Form 10-Q, and fees related to filings with the SEC.

Audit Related Fees

Ernst & Young LLP billed no fees for the last two years for assurance and related services that are reasonably related to the performance of the audit or review of the financial statements and are not otherwise reported above.

Tax Fees

Total fees paid for tax services was $16,000 for the fiscal year ended March 31, 2010 and $15,000 for the fiscal year ended March 31, 2009, consisting of tax compliance and preparation fees.

All Other Fees

Ernst & Young LLP billed $2,000 in additional fees relating to a subscription to Ernst & Young LLP’s online accounting research service for the fiscal year ended March 31, 2010 and no additional fees for the fiscal year ended 2009.

The Audit Committee of the Board has implemented procedures under the Company’s Audit Committee Pre-Approval Policy for Audit and Non-Audit Services (the “Pre-Approval Policy”) to ensure that all audit and permitted non-audit services provided to the Company are approved by the Audit Committee. Specifically, the Audit Committee pre-approves the use of Ernst & Young LLP for specific audit and non-audit services, within approved monetary limits. If a proposed service has not been pre-approved pursuant to the Pre-Approval Policy, then it must be specifically pre-approved by the Audit Committee before Ernst & Young LLP may provide it. Any pre-approved services exceeding the limits pre-approved by the Audit Committee must again be pre-approved by the Audit Committee. Following the effectiveness of the rules regarding Audit Committee pre-approval, all of the audit-related, tax and all other services provided by Ernst & Young LLP to the Company for the fiscal year ended March 31, 2010 were approved by the Audit Committee by means of a specific pre-approval or pursuant to the procedures contained in the Pre-Approval Policy. All non-audit services provided in the fiscal year ended March 31, 2010 were reviewed with the Audit Committee, which concluded that the provisions of such services by Ernst & Young LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

In connection with the audits for the period ending March 31, 2009, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of Ernst & Young LLP, would have caused them to refer to such disagreement in connection with their report.

A member of Ernst & Young LLP will be present at the Annual Meeting with the opportunity to make a statement if so desired and will be available to respond to appropriate questions.

Accordingly, the Board believes ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the current year is in the best interests of the Company and its shareholders and recommends a vote FOR this Item 2.

ADDITIONAL INFORMATION

Stockholder Proposals

Repligen must receive any proposal by a stockholder of Repligen intended to be presented at the 2011 Annual Meeting of Stockholders at its principal executive office not later than April 7, 2011 in accordance with Rule 14a-8 issued under the Exchange Act for inclusion in Repligen’s proxy statement and form of proxy relating to that meeting.

If a stockholder who wishes to present a proposal at the 2011 Annual Meeting of Stockholders (which is not otherwise submitted for inclusion in the proxy statement in accordance with the preceding paragraph) fails to notify the Company by June 21, 2011 and such proposal is brought before the 2011 Annual Meeting of Stockholders, then under the SEC’s proxy rules, the proxies solicited by management with respect to the 2011 Annual Meeting of Stockholders will confer discretionary voting authority with respect to the stockholder’s proposal on the persons selected by management to vote the proxies. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC’s proxy rules.

Any proposal intended to be presented at the 2011 Annual Meeting of Stockholders must also comply with the other requirements of the proxy solicitation rules of the SEC. In order to curtail any controversy as to the date on which a proposal was received by Repligen, it is suggested that proponents submit their proposal by Certified Mail, Return Receipt Requested or other means, including electronic means that permit them to prove date of delivery.

Other Business

Management does not know of any other matters to be brought before the Annual Meeting except those set forth in the notice thereof. If other business is properly presented for consideration at the Meeting, it is intended that the Proxies will be voted by the persons named therein in accordance with their judgment on such matters.

Voting Proxies

The Board of Directors recommends an affirmative vote on all proposals specified. Proxies will be voted as specified. If authorized proxies are submitted without specifying an affirmative or negative vote on any proposal, the shares represented by such proxies will be voted in favor of the Board of Directors’ recommendations.

Householding

Our Annual Report, including audited financial statements for the fiscal year ended March 31, 2010, is being mailed to you along with this Proxy Statement. In order to reduce printing and postage costs, Broadridge Financial Solutions, Inc. has undertaken an effort to deliver only one Annual Report and one Proxy Statement to multiple stockholders sharing an address. This delivery method, called “householding,” is not being used if Broadridge has received contrary instructions from one or more of the stockholders sharing an address. If your household has received only one Annual Report and one Proxy Statement, Repligen Corporation will deliver promptly a separate copy of the Annual Report and the Proxy Statement to any stockholder who sends a written request to Repligen Corporation, Attention: Secretary, 41 Seyon Street, Building #1, Suite 100, Waltham, MA 02453. If your household is receiving multiple copies of Repligen’s Annual Reports or Proxy Statements and you wish to request delivery of only a single copy, you may send a written request to Repligen Corporation, Attention: Secretary, 41 Seyon Street, Building #1, Suite 100, Waltham, MA 02453.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

REPLIGEN CORPORATION
C/O AMERICAN STOCK TRANSFER
59 MAIDEN LANE
NEW YORK, NY 10038

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M16202-P83445 KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

REPLIGEN CORPORATION			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends a vote FOR all Nominees and FOR Item 2
1.	Election of Directors:		☐	☐	☐
Nominees
	01) Glenn L. Cooper, M.D.	05) Walter C. Herlihy, Ph.D.
	02) Karen A. Dawes	06) Alexander Rich, M.D.
	03) Alfred L. Goldberg, Ph.D.	07) Thomas F. Ryan, Jr.
04) Earl Webb Henry, M.D.

			For	Against	Abstain
2.	To ratify the selection of Ernst & Young LLP as independent registered public accountants for fiscal year 2011.		☐	☐	☐

3.	To consider and act upon any other business which may properly come before the meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR ITEM 2 AND AUTHORITY WILL BE DEEMED GRANTED UNDER ITEM 3 TO HAVE THE PROXIES VOTED UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

For address changes and/or comments, please check this box and write them on the back where indicated.					☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Dear Stockholder:

Please take note of the important information enclosed with this Proxy.

Your vote counts, and you are strongly encouraged to exercise your right to vote these shares.

Please mark the boxes on the proxy card to indicate how these shares will be voted. Then, please sign the card, detach it and return your proxy in the enclosed postage-paid envelope. Thank you in advance for your prompt consideration of this matter.

Sincerely,

Repligen Corporation

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M16203-P83445

REPLIGEN CORPORATION

SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby appoints Walter C. Herlihy and William J. Kelly, and each of them alone, proxies with full power of substitution, to vote all shares of common stock of the Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Repligen Corporation to be held on the 9th day of September, 2010 at 10:00 a.m., local time, at the offices of Repligen Corporation, 41 Seyon Street, Building #1, Suite 100, Waltham, Massachusetts 02453, and any adjournments or postponements thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated August 4, 2010, a copy of which has been received by the undersigned. The proxies are further authorized to vote, in accordance with their judgment, upon such other business as may be properly presented at the meeting and any adjournments or postponements thereof.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on the reverse side